EXHIBIT 2.6

                          GUARANTY OF PAYMENT AGREEMENT


          THIS GUARANTY OF PAYMENT AGREEMENT (this "Agreement") is made this 11th day of February, 1998, by MASON-DIXON BANCSHARES, INC., a corporation organized under the laws of the State of Maryland (the "Guarantor") for the benefit of NATIONSBANK, N.A., a national banking association, as both administrative and collateral agent for itself and other Banks (as defined below) (the "Agent").

                                    RECITALS

          A. Bay Finance, LLC, a limited liability company organized under the laws of the State of Maryland and soon to be known as "Rose Shanis Loans, LLC" (the "Borrower"), has entered into a Loan Agreement of even date herewith (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Loan Agreement") with NationsBank, N.A., a national banking association ("NationsBank"), CoreStates Bank, N.A., a national banking association ("CoreStates"), Harris Trust and Savings Bank ("Harris") (each of NationsBank, CoreStates and Harris individually a "Bank" and collectively the "Banks") and the Agent.

          B. Pursuant to the terms and conditions of the Loan Agreement, the Banks have agreed to provide to the Borrower a revolving credit facility in the maximum principal amount of $38,000,000.

          C. All defined terms used in this Agreement and not defined herein shall have the meaning given to such terms in the Loan Agreement.

          D. The Guarantor has requested that the Banks enter into the Loan Agreement with the Borrower and make the credit facilities described in the Loan Agreement available to the Borrower.

          E. The Banks and the Agent have required, as a condition to entering into the Loan Agreement, that the Guarantor execute this Agreement as additional security for the payment and performance of the "Obligations" (as defined in the Loan Agreement).

          NOW, THEREFORE, in order to induce the Banks and the Agent to enter into the Loan Agreement, the Guarantor covenants and agrees with the Banks and the Agent as follows:

I.  THE GUARANTY

    1.1  Guaranty.

         The Guarantor hereby unconditionally and irrevocably guarantees to the Banks and the Agent:

         a)  the  due  and  punctual   payment  in  full  (and  not  merely  the
collectibility) of the principal of the Obligations and the interest thereon, in each case when due and payable, all


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according to the terms of any promissory  note evidencing all or any part of the
Obligations and the other Loan Documents (as that term is defined in the Loan Agreement);

         b) the due and punctual payment in full (and not merely the collectibility) of all other sums and charges which may at any time be due and payable in accordance with, or secured by, any promissory note evidencing all or any part of the Obligations or any of the other Loan Documents;

         c) the due and punctual performance of all of the other terms, covenants and conditions contained in the Loan Documents; and

         d) all indebtedness, obligations and liabilities of any kind and nature of the Borrower to the Banks and the Agent, whether now existing or hereafter created or arising, direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several or joint and several, and howsoever owned, held or acquired.

    1.2  Guaranty Unconditional.

         The obligations and liabilities of the Guarantor under this Agreement shall be absolute and unconditional, irrespective of the genuineness, validity, priority, regularity or enforceability of the Loan Agreement, any promissory note evidencing all or any part of Obligations, or any of the other Loan Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor expressly agrees that each of the Banks and the Agent may, in its sole and absolute discretion, without notice to or further assent of the Guarantor and without in any way releasing, affecting or in any way impairing the obligations and liabilities of the Guarantor hereunder:

         a) waive compliance with, or any defaults under, or grant any other indulgences under or with respect to any of the Loan Documents;

         b) modify, amend, change or terminate any provisions of any of the Loan Documents;

         c) grant extensions or renewals of or with respect to any promissory note evidencing all or any part of Obligations, any of the other Loan Documents or any of the Obligations;

         d) affect any release, subordination, compromise or settlement in connection with any promissory note evidencing all or any part of the Obligations, any of the other Loan Documents, or any of the Obligations;

         e) agree to the substitution, exchange, release or other disposition of the Collateral (as defined in that certain Security Agreement of even date herewith by and among the Guarantor, the Agent and the Banks) (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Security Agreement") or any part thereof, or any other collateral for the Obligations or to the subordination of any lien or security interest therein;

         f) make advances for the purpose of performing any term, provision or covenant contained in the Loan Agreement or any of the other Loan Documents with respect to which the Borrower shall then be in default;


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         g) make future advances to the Borrower  pursuant to the Loan Agreement or any of the other Loan Documents;

         h)  assign,   pledge,   hypothecate  or  otherwise  transfer  the  Loan
Agreement, any of the Loan Documents or this Agreement or any interest therein;

         i) deal in all respects with the Borrower as if this Agreement were not in effect; and

         j) effect any release, compromise or settlement with another guarantor.

     1.3 Guaranty Primary.

         The obligations and liabilities of the Guarantor under this Agreement shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, setoff, reduction or defense based upon any claim that the Guarantor may have against the Borrower, the Banks and/or the Agent, and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Banks and the Agent of any remedies they may have against the Borrower with respect to any promissory note evidencing all or any part of the Obligations or any of the other Loan Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Banks and the Agent shall not be required to make any demand upon the Borrower, or to sell the Collateral or otherwise pursue, enforce or exhaust their remedies against the Borrower or the Collateral either before, concurrently with or after pursuing or enforcing their rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against the Guarantor under this Agreement, either in the same action, if any, brought against the Borrower or in separate actions or proceedings, as often as the Banks and the Agent may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of the Borrower, any other guarantor or any obligor under any of the Loan Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against the Borrower or the Guarantor or any obligor under any of the Loan Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of the Guarantor hereunder in any manner whatsoever, and this Agreement shall remain and continue in full force and effect. It is the intent and purpose of this Agreement that the Guarantor shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Guarantor agrees that it shall be liable for the full amount of the obligations and liabilities under this Agreement, regardless of, and irrespective to, any modification, limitation or discharge of the liability of the Borrower, any other guarantor or any obligor under any of the Loan Documents, that may result from any such proceedings.

     1.4 Certain Waivers by the Guarantor.

         The Guarantor hereby unconditionally, irrevocably and expressly waives:

         a) presentment and demand for payment of the principal of or interest on any promissory note evidencing all or any part of Obligations and protest of non-payment;



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         b) notice of acceptance of this  Agreement and of  presentment,  demand and protest thereof;

         c) notice of any default hereunder or under the Loan Agreement, or any of the other Loan Documents and notice of all indulgences;

         d) notice of any increase in the amount of any portion of or all of the indebtedness guaranteed by this Agreement;

         e) demand for observance, performance or enforcement of any of the terms or provisions of this Agreement, the Loan Agreement or any of the other Loan Documents;

         f) all errors and omissions in connection with the Banks' and the Agent's administration of all indebtedness guaranteed by this Agreement, except errors and omissions resulting from acts of gross negligence or bad faith;

         g) any right or claim of right to cause a marshalling of the assets of the Borrower;

         h) any act or omission of the Banks and the Agent (except acts or omissions in gross negligence or bad faith) which changes the scope of the Guarantor's risk hereunder; and

         i) all other notices and demands otherwise required by law which the Guarantor may lawfully waive.

     1.5 Reimbursement for Expenses.

         In the event the Banks and the Agent shall commence any action or proceeding for the enforcement of this Agreement, then the Guarantor will reimburse the Banks and the Agent, promptly upon demand, for any and all reasonable expenses incurred by the Banks and the Agent in connection with such action or proceeding including, without limitation, reasonable attorneys' fees together with interest thereon at the Post-Default Rate (as defined in the Security Agreement).

     1.6 Events of Default.

         Without implying any limitation of the Banks' and the Agent's rights to immediate payment at any time of any Obligations which are payable on demand, the occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement (individually, an "Event of Default" and collectively, the "Events of Default"):

         a) The failure of the Guarantor to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement and, except a the failure to pay the Obligations at maturity, such failure continues uncured for five (5) days following written notice from the Agent to the Guarantor of the failure.

         b) Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Guarantor), financial statement or other document furnished in connection with this Agreement, shall prove


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to have been false or misleading when made (or, if applicable,  when reaffirmed)
in any material respect.

         c) The failure of the Guarantor to perform, observe or comply with any covenant, condition or agreement contained in this Agreement, which default shall remain unremedied for thirty (30) days after written notice thereof to the Guarantor by the Agent.

         d) The pledge by the Guarantor of any of the common stock of either of Carroll County Bank and Trust or Bank of Maryland (collectively, the "Subsidiary Banks").

         e) The failure of the Subsidiary Banks to maintain a "well-capitalized" equity position as defined in Section 1831(o)(b) of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended.

         f) The failure of the Guarantor to maintain, tested as of the last day of each of the Guarantor's fiscal quarters for the four (4) quarter period ending on that date, a ratio of "Cash Flow" to "Debt Service" of not less than
1.75 to 1.0. "Cash Flow" is defined as dividends and other cash distributions available to be paid to the Guarantor by its Subsidiaries (not to exceed 100% of such Subsidiaries' pretax income and, in the case of the Borrower, also not to exceed the limitations in subsection (g) immediately following) less all taxes, shareholder dividends and holding company expenses. "Debt Service" means for any period of determination thereof an amount equal to the total of the aggregate amount of all payments of principal and interest with respect to Indebtedness (as defined in the Loan Agreement) of the Guarantor and its subsidiaries scheduled to be due and payable during such period.

         g) The payment of distributions by the Borrower to the Guarantor which distributions exceed the lesser of (i) fifty percent (50%) of net income after tax for the period or (ii) $1,300,000 measured annually.

         h) A default shall occur under any other Indebtedness (other than that with respect to the Loan Agreement) of the Guarantor in excess of $100,000, which Indebtedness is not subordinated in writing to the payment by the Guarantor of the Obligations in a manner approved by the Agent in writing and the default is a failure to pay at maturity or the result of the default is the acceleration of the maturity of such Indebtedness prior to its stated maturity.

         i) A default shall occur under any of the other Loan Documents and such default is not cured within any applicable grace period provided therein.

         j) The Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (vi) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (vii) by any act indicate its consent to, approval of or


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acquiescence  in any  order,  judgment  or  decree  by any  court  of  competent jurisdiction or any Governmental Authority (as defined in the Loan Agreement) enjoining or otherwise prohibiting the operation of a material portion of the Guarantor's business or the use or disposition of a material portion of the Guarantor's assets.

         k) (i) An order for relief shall be entered in any involuntary case brought against the Guarantor under the Bankruptcy Code, or (ii) any such case shall be commenced against the Guarantor and shall not be dismissed within sixty
(60) days after the filing of the petition, or (iii) an order, judgment or decree under any other law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a person (as defined in the Loan Agreement) other than the Guarantor (A) adjudicating the Guarantor bankrupt or insolvent, or (B) appointing a receiver, trustee or liquidator of the Guarantor, or of a material portion of the Guarantor's assets, or (C) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Guarantor's business or the use or disposition of a material portion of the Guarantor's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

         l) Unless adequately insured in the opinion of the Agent, the entry of a final judgment for the payment of money involving more than $100,000 against the Guarantor, and the failure by the Guarantor to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

         m) If the Agent in its sole discretion determines in good faith that a material adverse change has occurred in the financial condition of the Guarantor.

         n) If the Guarantor shall liquidate, dissolve or terminate its existence or if the majority of the issued and outstanding common shares of the Guarantor are owned or controlled by a single person, without the prior written consent of the Agent.

         o) If the Guarantor transfers any of the Guarantor's respective assets, without the Agent's prior written consent, except for transfers for which the Guarantor receives consideration substantially equivalent to the fair market value of the asset transferred.

     1.7 Rescission of Election to Accelerate.

         In the event the Banks and the Agent shall elect to accelerate the maturity of any promissory note evidencing all or any part of Obligations as to the Guarantor pursuant to the provisions of this Agreement, such election may be rescinded by written acknowledgment to that effect by the Banks and the Agent; provided, however, that the acceptance of a partial payment on account of any promissory note evidencing all or any part of Obligations shall not alone effect or rescind such election.

     1.8 Subordination; Subrogation.

         In the event the Guarantor shall advance any sums to the Borrower, or in the event the Borrower has heretofore or shall hereafter become indebted to the Guarantor before the Obligations have been paid in full, all such advances and indebtedness shall be subordinate in all respects to the Obligations (the "Guarantor Subordinated Debt"). Any payment to the


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Guarantor on account of the Guarantor  Subordinated  Debt shall be collected and received by the Agent or the Guarantor in trust for the Agent for itself and for the ratable benefit of the Banks and shall be paid over to the Agent for itself and the ratable benefit of the Banks on account of the Obligations without impairing or releasing the obligations of the Guarantor hereunder.

         Without the prior written consent of the Agent, the Guarantor shall not ask, demand, receive, accept, sue for, set off, collect or enforce the Guarantor Subordinated Debt or any collateral and security therefor. The Guarantor represents and warrants to the Agent that the Guarantor Subordinated Debt is unsecured and agrees not to receive or accept any collateral or security therefor without the prior written permission of the Agent. The Guarantor shall not assign, transfer, hypothecate or dispose of the Guarantor Subordinated Debt while this Agreement is in effect. In the event of any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against the Borrower for any relief under any bankruptcy or insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon, or with respect to, all or any part of the Guarantor Subordinated Debt or otherwise shall be paid or delivered directly to the Agent for application to the obligations and liabilities of the Guarantor under this Agreement (whether due or not due and in such order and manner as the Agent may determine in the exercise of its sole discretion) until the obligations of the Guarantor hereunder shall have been fully paid and satisfied. The Guarantor hereby irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution on account of the Guarantor Subordinated Debt and give acquittance therefor and to file claims and take such other proceedings in the Agent's own name or in the name of the Guarantor or otherwise, as the Agent may deem necessary or advisable to carry out the provisions of this Agreement. The Guarantor hereby agrees to execute and deliver to the Agent such powers of attorney, assignments, endorsements or other instruments as may be requested by the Agent in order to enable the Agent to enforce any and all claims upon, or with respect to, the Guarantor Subordinated Debt, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect thereto.

         Nothing contained in this Agreement shall be construed to give the Guarantor any right of subrogation in or to the Obligations or any of the Loan Documents, or all or any part of the interest of the Agent therein, until the Obligations have been paid in full.

     1.9 CONFESSED JUDGMENT.

         UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, THE GUARANTOR HEREBY AUTHORIZES ANY ATTORNEY DESIGNATED BY THE AGENT OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR FOR THE GUARANTOR IN ANY COURT OF RECORD AND CONFESS JUDGMENT AGAINST THE GUARANTOR WITHOUT PRIOR HEARING, IN FAVOR OF THE AGENT AND/OR THE BANKS FOR, AND IN THE AMOUNTS OF, THE BALANCE THEN DUE UNDER ANY ONE OR MORE OF THE PROMISSORY NOTES EVIDENCING ALL OR ANY PART OF OBLIGATIONS, ALL ACCRUED AND UNPAID INTEREST THEREON, ALL OTHER AMOUNTS PAYABLE BY THE GUARANTOR TO THE AGENT AND/OR THE BANKS UNDER THE TERMS OF THIS AGREEMENT, COSTS OF SUIT, AND ATTORNEYS' FEES OF FIFTEEN PERCENT (15%) OF THE UNPAID PRINCIPAL SUM. BY ITS ACCEPTANCE OF THIS NOTE, HOWEVER, THE BANK AGREES THAT IN THE EVENT THAT THE BANK EXERCISES


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ITS RIGHT TO  CONFESS  JUDGMENT  UNDER  THIS  NOTE,  THE BANK SHALL USE ITS BEST
EFFORTS TO OBTAIN LEGAL COUNSEL WHO WILL CHARGE THE BANK FOR ITS SERVICES ON AN HOURLY BASIS, AT ITS CUSTOMARY HOURLY RATE(S) AND ONLY FOR THE TIME AND REASONABLE EXPENSES INCURRED. IN NO EVENT SHALL THE BANK ENFORCE THE PORTION OF THE LEGAL FEES PORTION OF A CONFESSED JUDGMENT FOR AN AMOUNT IN EXCESS OF SUCH FEES AND EXPENSES CHARGED TO THE BANK FOR SERVICES RENDERED BY ITS COUNSEL IN CONNECTION WITH SUCH CONFESSION OF JUDGMENT AND THE COLLECTION OF SUMS OWED TO THE BANK. THE GUARANTOR HEREBY RELEASES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ERRORS AND ALL RIGHTS OF EXEMPTION, APPEAL, STAY OF EXECUTION, INQUISITION, AND OTHER RIGHTS TO WHICH THE GUARANTOR MAY OTHERWISE BE ENTITLED UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR OF ANY STATE OR POSSESSION OF THE UNITED STATES OF AMERICA NOW IN FORCE AND WHICH MAY HEREAFTER BE ENACTED. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE GUARANTOR SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF OR BY ANY IMPERFECT EXERCISE THEREOF AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO. SUCH AUTHORITY MAY BE EXERCISED ON ONE OR MORE OCCASIONS OR FROM TIME TO TIME IN THE SAME OR DIFFERENT JURISDICTIONS AS OFTEN AS THE AGENT SHALL DEEM NECESSARY AND DESIRABLE, FOR ALL OF WHICH THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT.

II. REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties.

         The Guarantor represents and warrants to the Banks and the Agent as follows:

     2.2 Good Standing.

         The Guarantor (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

     2.3 Corporate Power and Authority.

         The Guarantor has full corporate power and authority to execute and deliver this Agreement and the other Loan Documents to which it is a party and to incur and perform the Obligations whether under this Agreement, the other Loan Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of the Guarantor, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Guarantor, is required as a condition to the execution, delivery, validity or enforceability of this Agreement or the other Loan Documents or the performance by the Guarantor of the Obligations.

    2.4 Binding Agreements.



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         This Agreement and the other Loan  Documents  executed and delivered by the Guarantor have been properly executed and delivered and constitute the valid and legally binding obligations of the Guarantor and are fully enforceable against the Guarantor in accordance with their respective terms.

    2.5  No Conflicts.

         Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Loan Documents executed and delivered by the Guarantor nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) the Guarantor's charter or bylaws, (b) any existing mortgage, indenture, contract or agreement binding on the Guarantor or affecting its property, or (c) any laws.

    2.6  Compliance with Laws.

         The Guarantor is not in violation of any applicable laws (including, without limitation, any laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Guarantor or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Guarantor.

    2.7  Litigation.

         There are no proceedings, actions or investigations pending or, so far as the Guarantor knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Guarantor, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Guarantor.

    2.8  Financial Condition.

         The financial statements of the Guarantor dated September 30, 1997, are complete and correct and fairly present the financial position of the Guarantor and the results of its operations and transactions in its surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of the Guarantor as of the date of such financial statements that are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of the Guarantor since the date of such financial statements and to the Guarantor's knowledge no such adverse change is pending or threatened. The Guarantor has not guaranteed any Indebtedness for borrowed money or made any investment in or advances to, any person, except as disclosed in such financial statements and except in the ordinary course of the Guarantor's business and except as disclosed to the Agent prior to the date of this Agreement. The representations and warranties contained in this Section shall also cover financial statements furnished from time to time to the Agent and the Banks pursuant to (Financial Records; Inspection).

    2.9  Full Disclosure.

         The financial statements referred to in Section (Financial Condition), the Loan Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by the Guarantor in connection with the Loan Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to the Guarantor which the Guarantor has not disclosed to the Agent in writing prior to the date of this Agreement which materially and adversely affects or in the future could, in the reasonable opinion of the Guarantor materially adversely affect the condition, financial or other wise, results of operations, business, or assets of the Guarantor.

    2.10 Financial Interest.

         The Guarantor has a financial interest in the Borrower and will derive a benefit from the credit facilities extended to and the Obligations incurred by the Borrower, and hereby waives any claim that the Agent violated the Equal Credit Opportunity Act (15 U.S.C. 1691 et seq.) in connection with the credit facilities, any of the Loan Documents or any of the other Obligations or security for any obligation which is the subject thereto.

    2.11 Survival; Updates of Representations and Warranties.

         All representations and warranties contained in or made under or in connection with this Agreement and the other Loan Documents shall survive the closing date, the making of any advance under the credit facilities and the incurring of any Obligations.

III.AFFIRMATIVE COVENANTS

    The Guarantor hereby covenants and agrees as follows:

    3.1  Corporate Existence.

         The Guarantor shall maintain its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Guarantor to perform the Obligations, on the conduct of the Guarantor's operations, on the Guarantor's financial condition, or on the value of, or the ability of the Agent to realize upon, the Collateral.

    3.2  Further Assurances.

         The Guarantor will make, execute, acknowledge and deliver all and every such further acts and assurances as the Banks and the Agent shall from time to time require for confirming or carrying out the intentions or facilitating the performance of the terms of this Agreement.

    3.3  Financial Records; Inspection.

         The Guarantor will (a) maintain or cause to be maintained full, complete, accurate and adequate records and books of account in accordance with generally accepted accounting principles consistently applied; and (b) permit the Banks and the Agent and their duly authorized agents, attorneys and accountants to inspect, examine, and copy its records and books of account at all reasonable times.

    3.4  Financial Statements.

         The Guarantor will furnish to the Agent in writing: (a) as soon as available but in no event more than 45 days after the end of each fiscal quarter, (i) a consolidated and consolidating financial statements of Guarantor and any Subsidiaries for such period, (ii) a computation of the ratio set forth in Section 1.6(f) computed for the applicable fiscal quarter, and (iii) a compliance certificate of the President or chief financial officer of the Guarantor concurrently with, and dated as of the date required for delivery of each of, the financial statements containing a certification that the financial statements of even date are true and correct and that there exists no Event of Default, all in detail and scope reasonably satisfactory to the Agent, prepared in accordance with GAAP consistently applied; (b) as soon as available but in no event more than 120 days after the end of each fiscal year of Guarantor, a consolidated and consolidating financial statements for such year, all in detail and scope reasonably satisfactory to the Agent, prepared and audited in accordance with GAAP consistently applied by independent certified public accountants reasonably satisfactory to the Agent, accompanied by a report of such independent certified public accountants with respect to such financial statements; (c) promptly upon transmission thereof, copies of any financial statements, proxy statements, reports and the like which Guarantor or any Subsidiary sends to its shareholders and copies of all registration statements (with exhibits) and all regular, special or periodic reports which Guarantor or any Subsidiary files with the United States Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the United States Securities and Exchange Commission) or with any national stock exchange on which any of Guarantor's or any Subsidiary's securities are listed and copies of all press releases and other statements made available by Guarantor or any Subsidiary to the public concerning material developments in the business of Guarantor and/or any Subsidiary; and (d) promptly after request, such other information with respect to the financial statements of the Guarantor as the Banks and the Agent may from time to time reasonably require.

    3.5  Estoppel Certificates.

         Within ten (10) days following any reasonable request of the Agent so to do, the Guarantor will furnish the Agent and such other persons as the Agent may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Agreement.

IV. MISCELLANEOUS

    4.1  Notices.

         All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Banking Day, or three (3) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Banking Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

         Guarantor:      Mason-Dixon Bancshares, Inc.
                         45 West Main Street
                         Westminster, MD 21157-4815

         Attention:      Mark. A. Keidel

         with a copy to:
                         Carla Stone Witzel, Esquire
                         Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC 233 E. Redwood Street
                         Baltimore, MD 21202

         Agent and:      NationsBank, N.A.
                         the Banks Commercial Banking
                         10 Light Street, 16th Floor
                         Baltimore, MD  21202-1499

         Attention:      James W. Kirschner

         with a copy to:
                         Frederick W. Runge, Jr., Esquire
                         Miles & Stockbridge P.C.
                         10 Light Street
                         Baltimore, MD  21202

         By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Banking Day.

    4.2  Amendments; Waivers.

         This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Agent and the Guarantor. No waiver of any provision of this Agreement, nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Guarantor and the Banks and the Agent and no act or failure to act from time to time on the part of the Banks and the Agent shall constitute a waiver, amendment or modification of any provision of this Agreement or any right or remedy under this Agreement or under applicable laws.

         Without implying any limitation on the foregoing:

         a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Banks and the Agent may specify in any such instrument.

         b) No waiver of any Event of Default shall extend to any subsequent or other Event of Default, or impair any right consequent thereto.

         c) No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

         d) No failure or delay by the Banks and the Agent to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Banks and the Agent from exercising any such right, power or remedy at any time or times.

         e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Loan Documents, the Banks and the Agent shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Loan Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

    4.3  Cumulative Remedies.

         The rights, powers and remedies provided in this Agreement and in the other Loan Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Agent shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable laws. In order to entitle the Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing, the Agent may:

         a) proceed against the Guarantor with or without proceeding against the Borrower or any other person who may be liable for all or any part of the Obligations;

         b) proceed against the Guarantor with or without proceeding under any of the other Loan Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

         c) without reducing or impairing the obligation of the Guarantor and without notice, release or compromise with any other person liable for all or any part of the Obligations under the Loan Documents or otherwise; or

         d) without reducing or impairing the obligations of the Guarantor and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) approve the making of advances under the credit facilities under the Loan Agreement, (iii) waive any provision of this Agreement or the other Loan Documents, (iv) exercise or fail to exercise rights of set-off or other rights, or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

    4.4  Severability.

         In case one or more provisions, or part thereof, contained in this Agreement or in the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any law, then without need for any further agreement, notice or action:

         a)  the  validity,   legality  and   enforceability  of  the  remaining
provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

         b) the obligation to be fulfilled shall be reduced to the limit of such validity;

         c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Agent, all of the Obligations shall become immediately due and payable; and

         d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

    4.5  Assignments by Agent.

         The Banks and/or the Agent may, without notice to, or consent of, the Guarantor, sell, assign or transfer to or participate with any person or persons all or any part of the Obligations, and each such person or persons shall have the right to enforce the provisions of this Agreement and any of the other Loan Documents as fully as the Banks and/or the Agent, provided that the Agent shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Loan Documents as to so much of the Obligations that the Agent has not sold, assigned or transferred. In connection with the foregoing, the Banks and the Agent shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant (provided, however, that prior to the earlier of June 11, 1998 or an Event of Default, the Agent shall obtain the Guarantor's prior written consent to such disclosure, which consent shall not be unreasonably withheld or delayed) all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Loan Documents or otherwise.

    4.6  Successors and Assigns.

         This Agreement shall be binding upon the Guarantor and its personal representatives, heirs, successors and assigns, and shall inure to the benefit of the Banks and the Agent and their successors and assigns.

    4.7  Continuing Agreements.

         All covenants, agreements, representations and warranties made by the Guarantor in this Agreement and in any certificate delivered pursuant hereto shall survive the making by the Banks and/or the Agent of advances and other extensions of credit under the credit facilities and the execution and delivery of each promissory note evidencing all or any part of Obligations, shall be binding upon the Guarantor regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Agent's request, and as a condition of the release of any one or more of the Security Documents, the Guarantor and other persons obligated with respect to the Obligations shall provide the Agent with such acknowledgements and agreements as the Agent may reasonably require to the effect that there exists no defenses, rights or setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Agent, its agents and others, or to the extent there are, the same are waived and released.

    4.8  Enforcement Costs.

         The Guarantor agrees to pay to the Agent on demand all Enforcement Costs (as defined in the Security Agreement), together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Guarantor agrees, as part of the Enforcement Costs, to pay upon demand any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and to save the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the Obligations and the termination of this Agreement.

    4.9  Applicable Law.

         As a material inducement to the Banks and the Agent to enter into this Agreement, the Guarantor acknowledges and agrees that the Loan Documents, including, this Agreement, shall be governed by the laws of the State of Maryland, as if each of the Loan Documents and this Agreement had each been executed, delivered, administered and performed solely within the State of Maryland even though for the convenience and at the request of the Borrower, one or more of the Loan Documents may be executed elsewhere. The Banks and the Agent acknowledge, however, that remedies under certain of the Loan Documents that relate to property outside the State of Maryland may be subject to the laws of the state in which the property is located.

    4.10 Duplicate Originals and Counterparts.

         This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

    4.11 Headings; Etc.

         The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The above Recitals are part of this Agreement.

    4.12 No Partnership; Third Parties.

         Nothing contained in this Agreement shall be construed in a manner to create any relationship between the Guarantor and the Banks and the Agent other than the relationship of guarantor and lender and the Guarantor, the Banks and the Agent shall not be considered partners or co-venturers for any purpose. The terms and provisions of this Agreement are for the benefit of the Banks and the Agent and their successors, assigns, endorsees and transferees and all persons claiming under or through it and no other person shall have any right or cause of action on account thereof. The Banks and the Agent have no obligation to make any advance of any loan provided for in the Loan Agreement or otherwise for the benefit of the Guarantor; the Guarantor has no beneficial interest in the proceeds of any of the loans or otherwise under the Obligations or rights or claims under the Loan Agreement or any of the other Loan Documents. The obligations and liabilities of the Guarantor shall in no manner be affected by the actual use of the proceeds of the credit facilities under the Loan Agreement or otherwise or whether the Banks and the Agent waive any or all of the conditions to advances set forth in the Loan Agreement or any of the other Loan Documents.

    4.13 Entire Agreement.

         This Agreement is intended by the Agent and the Guarantor to be a complete, exclusive and final expression of the agreements contained herein. Neither the Agent nor the Guarantor shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

    4.14 Consent to Jurisdiction.

         The Guarantor, irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Maryland over any suit, action, or proceeding arising out of or relating to this Agreement. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to laying the venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Guarantor and may be enforced in any court to the jurisdiction of which the Guarantor is subject, by a suit upon such judgment provided that service of process is effected upon the Guarantor in a manner specified in this Agreement or as otherwise permitted by applicable law.

    4.15 Service of Process.

         The Guarantor hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Agreement by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Guarantor at the Guarantor's address designated in (Notices) and (b) serving a copy thereof upon Mark A. Keidel, the agent hereby designated and appointed by the Guarantor as the Guarantor's agent for service of process. The Guarantor irrevocably agrees that such service (y) shall be deemed in every respect to be effective service of process upon it in any such suit, action, or proceeding and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Guarantor. Nothing in this Section shall affect the right of the Agent to serve process in any manner otherwise permitted by law or limit the right of the Agent otherwise to bring proceedings against the Guarantor in the courts of any other appropriate jurisdiction or jurisdictions.

    4.16 WAIVER OF TRIAL BY JURY.

         THE GUARANTOR, THE BANKS AND THE AGENT HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE GUARANTOR AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE LOAN DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

         This waiver is knowingly, willingly and voluntarily made by the Guarantor, the Banks and the Agent, and the Guarantor, the Banks and the Agent hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Guarantor, the Banks and the Agent further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

    4.17 Liability of the Agent.

         Except for willful misconduct, the Guarantor hereby agrees that the Agent shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Agent in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

         By inspecting the Collateral or any other properties of the Borrower or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Agent pursuant to this Agreement or any of the other Loan Documents, the Agent shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Agent.

    4.18 Reinstatement.

         If at any time any payment, or portion thereof, made by, or for the account of, the Borrower or the Guarantor on account of any of the obligations and liabilities arising hereunder or under any of the Loan Documents is set aside by any court or trustee having jurisdiction as a voidable preference or fraudulent conveyance or must otherwise be restored or returned by the Banks and the Agent to the Borrower or to the Guarantor under any insolvency, bankruptcy or other federal and/or state laws or as a result of any dissolution, liquidation or reorganization of the Borrower or upon, or as a result of, the appointment of any receiver, intervenor or conservator of, or trustee, or similar officer for, the Borrower or any substantial part of its properties or assets, the Guarantor hereby agrees that this Agreement shall continue and remain in full force and effect or be reinstated, as the case may be, all as though such payment(s) had not been made.

    4.19 Complete and Final Expression of Agreement.

         This Agreement is intended by the Banks, the Agent and the Guarantor to be a complete, exclusive and final expression of the agreements contained herein. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement. The Banks, the Agent and the Guarantor further agree that there are no conditions to the full effectiveness of this Agreement, unless otherwise expressly stated herein. The Guarantor has unconditionally delivered this Agreement to the Banks and the Agent, and failure to sign this or any other guarantee by any other person shall not discharge the liability of the Guarantor hereunder.

         WITNESS the signature and seal of the Guarantor as of the day and year first above written.

WITNESS OR ATTEST:                          MASON-DIXON BANCSHARES, INC.


/s/ Karen Nash-Goetz                        By:/s/ Thomas K. Ferguson    (SEAL)
                                               Thomas K. Ferguson
                                               President